                                                                     EXHIBIT 4.8


================================================================================


                     ADVANCE STORES COMPANY, INCORPORATED


                             _____________________


                  10-1/4% SENIOR SUBORDINATED NOTES DUE 2008

                             _____________________


                                  ___________


                                   INDENTURE

                         DATED AS OF October 31, 2001

                                  ___________

                             _____________________

                             THE BANK OF NEW YORK,

                                  as TRUSTEE

                             _____________________


================================================================================

                            CROSS-REFERENCE TABLE*



--------------------------------------------------------------------------------
       Trust Indenture Act Section                             Indenture Section
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
310    (a)(1).......................................................        7.10
       (a)(2).......................................................        7.10
       (a)(3).......................................................        N.A.
       (a)(4).......................................................        N.A.
       (a)(5).......................................................        7.10
       (b)..........................................................   7.03;7.10
       (c)..........................................................        N.A.
311    (a)..........................................................        7.11
       (b)..........................................................        7.11
       (c)..........................................................        N.A.
312    (a)..........................................................        2.06
       (b)..........................................................       10.03
       (c)..........................................................       10.03
313    (a)..........................................................        7.06
       (b)(1).......................................................        7.06
       (b)(2).......................................................   7.06;7.07
       (c)..........................................................  7.06;10.02
       (d)..........................................................        7.06
314    (a)..........................................................  4.03;10.05
       (b)..........................................................        N.A.
       (c)(1).......................................................       10.04
       (c)(2).......................................................       10.04
       (c)(3).......................................................        N.A.
       (d)..........................................................        N.A.
       (e)..........................................................       10.05
       (f)..........................................................        N.A.
315    (a)..........................................................        7.01
       (b)..........................................................  7.05;10.02
       (c)..........................................................        7.01
       (d)..........................................................        7.01
       (e)..........................................................        6.11
       (a)..........................................................        2.14
316    (a)(1)(A)....................................................        6.05
       (a)(1)(B)....................................................        6.04
       (a)(2).......................................................        N.A.
       (b)..........................................................        6.07
       (c)..........................................................        N.A.
317    (a)(1).......................................................        6.08
       (a)(2).......................................................        6.09
       (b)..........................................................        2.05
318    (a)..........................................................       10.01
       (b)..........................................................        N.A.
       (c)..........................................................       10.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE I

                  Definitions and Incorporation by Reference
                  ------------------------------------------

SECTION 1.01.  Definitions..............................................    1
SECTION 1.02.  Other Definitions........................................   16
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........   16
SECTION 1.04.  Rules of Construction....................................   17


                                   ARTICLE 2

                                The Securities
                                --------------

SECTION 2.01.  Amount of Securities; Issuable in Series.................   17
SECTION 2.02.  Form and Dating..........................................   18
SECTION 2.03.  Execution and Authentication.............................   18
SECTION 2.04.  Registrar and Paying Agent...............................   19
SECTION 2.05.  Paying Agent to Hold Money in Trust......................   19
SECTION 2.06.  Holder Lists.............................................   20
SECTION 2.07.  Transfer and Exchange....................................   20
SECTION 2.08.  Replacement Securities...................................   21
SECTION 2.09.  Outstanding Securities...................................   21
SECTION 2.10.  Temporary Securities.....................................   21
SECTION 2.11.  Cancelation..............................................   22
SECTION 2.12.  Defaulted Interest.......................................   22
SECTION 2.13.  CUSIP and ISIN Numbers...................................   22
SECTION 2.14.  When Securities Disregarded..............................   22


                                   ARTICLE 3

                           Redemption and Prepayment
                           -------------------------

SECTION 3.01.  Notices to Trustee.......................................   22
SECTION 3.02.  Selection of Securities to be Redeemed or Purchased......   23
SECTION 3.03.  Notice of Redemption or Purchase.........................   23
SECTION 3.04.  Effect of Notice of Redemption or Repurchase.............   24
SECTION 3.05.  Deposit of Redemption or Purchase Price..................   24
SECTION 3.06.  Securities Redeemed in Part..............................   25
SECTION 3.07.  Optional Redemption; Special Redemption..................   25
SECTION 3.08.  Mandatory Redemption.....................................   26
SECTION 3.09.  Repurchase Offers........................................   26

                                   ARTICLE 4

                                   Covenants
                                   ---------

SECTION 4.01.  Payment of Securities..................................    28
SECTION 4.02.  Maintenance of Office or Agency........................    28
SECTION 4.03.  Commission Reports.....................................    28
SECTION 4.04.  Compliance Certificate and Notices of Default..........    29
SECTION 4.05.  Taxes..................................................    30
SECTION 4.06.  Stay, Extension and Usury Laws.........................    30
SECTION 4.07.  Restricted Payments....................................    30
SECTION 4.08.  Dividend and Other Payment Restrictions Affecting
                Restricted Subsidiaries...............................    33
SECTION 4.09.  Incurrence of Indebtedness and Issuance of
                Preferred Stock.......................................    34
SECTION 4.10.  Asset Sales............................................    36
SECTION 4.11.  Transactions with Affiliates...........................    37
SECTION 4.12.  Liens..................................................    38
SECTION 4.13.  Offer to Purchase Upon Change of Control...............    38
SECTION 4.14.  Corporate Existence....................................    39
SECTION 4.15.  Business Activities....................................    39
SECTION 4.16.  Senior Subordinated Debt...............................    39
SECTION 4.17.  Limitation on Issuances of Guarantees of Indebtedness..    39
SECTION 4.18.  Limitation on the Sale or Issuance of Capital Stock of
                Restricted Subsidiaries...............................    40
SECTION 4.19.  Limitation on Ability of Company to Release Funds
                From Escrow...........................................    40


                                   ARTICLE 5

                                  Successors
                                  ----------



SECTION 5.01.  Merger, Consolidation or Sale of Assets................    40
SECTION 5.02.  Successor Corporation Substituted......................    41



                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

SECTION 6.01.  Events of Default......................................    41
SECTION 6.02.  Acceleration...........................................    43
SECTION 6.03.  Other Remedies.........................................    43
SECTION 6.04.  Waiver of Defaults.....................................    44
SECTION 6.05.  Control by Majority....................................    44
SECTION 6.06.  Limitation on Suits....................................    44
SECTION 6.07.  Rights of Holders of Securities to Receive Payment.....    45
SECTION 6.08.  Collection Suit by Trustee.............................    45
SECTION 6.09.  Trustee May File Proofs of Claim.......................    45
SECTION 6.10.  Priorities.............................................    45
SECTION 6.11.  Undertaking for Costs..................................    46

                                   ARTICLE 7

                                    Trustee
                                    -------

SECTION 7.01.  Duties of Trustee.........................................   46
SECTION 7.02.  Rights of Trustee.........................................   47
SECTION 7.03.  Individual Rights of Trustee..............................   48
SECTION 7.04.  Trustee's Disclaimer......................................   48
SECTION 7.05.  Notice of Defaults........................................   48
SECTION 7.06.  Reports by Trustee to Holders of the Securities...........   48
SECTION 7.07.  Compensation and Indemnity................................   49
SECTION 7.08.  Replacement of Trustee....................................   50
SECTION 7.09.  Successor Trustee by Merger, Etc..........................   50
SECTION 7.10.  Eligibility; Disqualification.............................   51
SECTION 7.11.  Preferential Collection of Claims Against the Company.....   51


                                   ARTICLE 8

                   Legal Defeasance and Covenant Defeasance
                   ----------------------------------------

SECTION 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance..   51
SECTION 8.02.  Legal Defeasance and Discharge............................   51
SECTION 8.03.  Covenant Defeasance.......................................   52
SECTION 8.04.  Conditions to Legal or Covenant Defeasance................   52
SECTION 8.05.  Deposited Money and U.S. Government Securities
                To Be Held in Trust; Other Miscellaneous Provisions......   54
SECTION 8.06.  Repayment to the Company..................................   54
SECTION 8.07.  Reinstatement.............................................   54


                                   ARTICLE 9

                       Amendment, Supplement and Waiver
                       --------------------------------

SECTION 9.01.  Without Consent of Holders of the Securities..............   54
SECTION 9.02.  With Consent of Holders of Securities.....................   55
SECTION 9.03.  Compliance with Trust Indenture Act.......................   56
SECTION 9.04.  Revocation and Effect of Consents.........................   56
SECTION 9.05.  Notation on or Exchange of Securities.....................   57
SECTION 9.06.  Trustee to Sign Amendments, Etc...........................   57


                                  ARTICLE 10

                                 Subordination
                                 -------------

SECTION 10.01.  Agreement to Subordinate.................................   57
SECTION 10.02.  Liquidation; Dissolution; Bankruptcy.....................   57
SECTION 10.03.  Default on Designated Senior Debt........................   58
SECTION 10.04.  Acceleration of Securities...............................   58

SECTION 10.05.  When Distribution Must Be Paid Over........................  59
SECTION 10.06.  Notice by the Company......................................  59
SECTION 10.07.  Subrogation................................................  59
SECTION 10.08.  Relative Rights............................................  59
SECTION 10.09.  Subordination May Not Be Impaired by the Company...........  60
SECTION 10.10.  Distribution or Notice to Representative...................  60
SECTION 10.11.  Rights of Trustee and Paying Agent.........................  61
SECTION 10.12.  Authorization to Effect Subordination......................  61
SECTION 10.13.  Amendments.................................................  61

                                  ARTICLE 11

                            Guarantee of Securities
                            -----------------------

SECTION 11.01.  Subsidiary Guarantee.......................................  61
SECTION 11.02.  Non-Impairement............................................  62
SECTION 11.03.  Guarantors May Consolidate, Etc., on Certain Terms.........  62
SECTION 11.04.  Releases Following Sale of Assets, Merger,
                 Sale of Capital Stock, Etc................................  63
SECTION 11.05.  Additional Guarantors......................................  63
SECTION 11.06.  Limitation on Guarantor Liability..........................  64
SECTION 11.07.  "Trustee" to Include Paying Agent..........................  64


                                  ARTICLE 12

                    Subordination of Subsidiary Guarantees
                    --------------------------------------

SECTION 12.01.  Agreement to Subordinate...................................  64
SECTION 12.02.  Liquidation; Dissolution; Bankruptcy.......................  64
SECTION 12.03.  Default on Designated Senior Debt..........................  64
SECTION 12.04.  Acceleration of Securities.................................  65
SECTION 12.05.  When Distribution Must Be Paid Over........................  65
SECTION 12.06.  Notice by Guarantor........................................  66
SECTION 12.07.  Subrogation................................................  66
SECTION 12.08.  Relative Rights............................................  66
SECTION 12.09.  Subordination May Not Be Impaired by the Guarantors........  66
SECTION 12.10.  Distribution or Notice to Representative...................  67
SECTION 12.11.  Rights of Trustee and Paying Agent.........................  67
SECTION 12.12.  Authorization to Effect Subordination......................  68
SECTION 12.13.  Amendments.................................................  68


                                  ARTICLE 13

                                 Miscellaneous
                                 -------------

SECTION 13.01.  Trust Indenture Act Controls...............................  68
SECTION 13.02.  Notices....................................................  68
SECTION 13.03.  Communication by Holders of Securities with Other
                 Holders of Securities.....................................  69
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.........  69

SECTION 13.05.  Statements Required in Certificate or Opinion.............   69
SECTION 13.06.  Rules by Trustee and Agents...............................   70
SECTION 13.07.  No Personal Liability of Directors, Officers, Employees
                 and Stockholders.........................................   70
SECTION 13.08.  Governing Law.............................................   70
SECTION 13.09.  No Adverse Interpretation of Other Agreements.............   70
SECTION 13.11.  Severability..............................................   71
SECTION 13.12.  Counterpart Originals.....................................   71
SECTION 13.13.  Table of Contents, Headings, Etc..........................   71
SECTION 13.14.  Benefits of Indenture.....................................   71



Appendix A     Provisions Relating to Original Securities,
               Additional Securities and Exchange Securities
Exhibit A      Form of Face of Initial Security
Exhibit B      Form of Face of Exchange Security
Exhibit C      Form of Supplemental Indenture
Exhibit D      Form of Transferee Letter of Representation

          INDENTURE, dated as of October 31, 2001, among Advance Stores Company, Incorporated, a Virginia corporation (the "Company"), as issuer, Advance Trucking Corporation, a Virginia corporation, LARALEV, INC., a Delaware corporation, and Western Auto Supply Company, a Delaware corporation (collectively, the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of
(a) the Company's 10-1/4% Senior Subordinated Notes due 2008 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities") and (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's Exchange 10-1/4% Senior Subordinated Notes due 2008 issued in an Exchange Offer in exchange for any Initial Securities (the "Exchange Securities" and, together with the Initial Securities, the "Securities"). On the date hereof, $200,000,000 in aggregate principal amount of Securities will be initially issued. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities.

                                   ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.01.  Definitions.
                         ------------

          "Acquired Debt" means, with respect to any specified Person, (i)
           -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person or assumed in connection with the acquisition of any asset used or useful in a Permitted Business acquired by such specified Person; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, or such acquisition, as the case may be.

          "Acquisition" means the acquisition by the Company of Discount
           -----------
pursuant to the Merger Agreement.

          "Additional Securities" means any 10-1/4% Senior Subordinated Notes
           ---------------------
due 2008 issued under the terms of this Indenture subsequent to the Closing
Date.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.
           -----

          "Asset Sale" means (i) the sale, lease (other than an operating
           ----------
lease), conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture under Section 5.01 hereto and/or the provisions of Section 4.13 hereto and not by the provisions of the Asset Sales covenant), and (ii) the sale by the Company and the issue or sale by any of the Restricted Subsidiaries of the Company of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million. Notwithstanding the foregoing, the term Asset Sale shall not include: (i) a sale, conveyance or other disposition of assets or rights by the Company to a Wholly Owned Subsidiary of the Company or an entity that would become a Wholly Owned Subsidiary upon the consummation of such sale, conveyance or other disposition or by a Wholly Owned Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company, (ii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company, (iii) a Restricted Payment that is permitted by the covenant described in Section 4.07 of this Indenture, (iv) the sale and leaseback of any assets within 270 days of the acquisition of such assets, (v) foreclosures on assets, (vi) the clearance of inventory, (vii) sales or dispositions of obsolete equipment or other assets in the ordinary course of business or (viii) the sale, conveyance or other disposition of accounts receivables and related assets customarily transferred in connection with a Qualified Receivables Transaction.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or
           --------------
state law for the relief of debtors.

          "Board of Directors" means the board of directors of the Company or
           ------------------
any authorized committee of such board of directors.

          "Business Day" means any day other than a Legal Holiday.
           ------------

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) securities issued or unconditionally and
           ----------------
fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iii), above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two of the highest ratings obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition and (vi) investments in funds investing at least 90% of its assets in investments of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of any of the following:  (i)
           -----------------
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of the Company (measured by voting power rather than number of shares) or (B) any "person" (as defined above), other than the Principals and their Related Parties becomes the "beneficial owner" (as defined above) of more than 33 1/3% of the Voting Stock of the Company (measured by voting power rather than number of shares) and the Principals and their Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other "person", (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (iii) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where
(A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person and (B) either (1) the "beneficial owners" (as defined above) of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly through one or more subsidiaries, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction or (2) if immediately prior to such transaction the Company is a direct or indirect subsidiary of any other Person (such other Person, the "Holding Company"), then the "beneficial owners" (as defined above) of the Voting Stock of such Holding Company immediately prior to such transaction own, directly or indirectly through one or more subsidiaries not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction.

          "Closing Date" means the date of this Indenture
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Company" means Advance Stores Company, Incorporated, a Virginia
           -------
corporation, and its permitted successors.

          "Consolidated Cash Flow" means, with respect to any Person for any
           ----------------------
period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income of such Person and its Restricted Subsidiaries), plus
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of a prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of prepaid cash charge that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries, in each case, to the extent that such interest expense was deducted in computing such Consolidated Net Income, plus
(vi)(a) fees and expenses incurred in connection with the Recapitalization and deducted in the calculation of Consolidated Net Income and (b) bonuses paid for management and other employees of the Company and its subsidiaries in connection with, and substantially concurrently with, the Recapitalization in an amount not to exceed in the aggregate $11.5 million, minus (vii) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, except to the extent actually distributed to the Company or one of its Restricted Subsidiaries.

          "Continuing Directors" means, as of any date of determination, any
           --------------------
member of the Board of Directors of the Company or any Holding Company of the Company who (i) was a member of such Board of Directors on the date of the 1998 Notes Indenture immediately after consummation of the Recapitalization or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were either members of such Board at the time of such nomination or election or are successor Continuing Directors appointed by such Continuing Directors (or their successors).

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Agent" means The Chase Manhattan Bank in its capacity as
           ------------
Administrative Agent for the lenders party to the Senior Credit Facility or any successor thereto or any person otherwise appointed.

          "Credit Facilities" means, with respect to the Company and its
           -----------------
Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (other than a Qualified Receivables Transaction) or letters of credit and related security and collateral agreements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder; provided that such increase in borrowings is permitted under the covenant contained in Section 4.09 hereto or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Default" means any event that is or with the passage of time or the
           -------
giving of notice or both would be an Event of Default.

          "Designated Senior Debt" means (i) any Senior Debt outstanding under
           ----------------------
the Senior Credit Facility and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is or under which the holders thereof are committed to lend at least $25.0 million or more and that has been designated by the Company in the instrument creating or evidencing such Senior Debt as "Designated Senior Debt."

          "Discount" means Discount Auto Parts, Inc., a Florida corporation.
           --------

          "Disqualified Stock" means any Capital Stock that, by its terms (or by
           ------------------
the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Securities mature.

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Escrow Agreement" means the Escrow Agreement dated the date hereof
           ----------------
between the Company and The Bank of New York, as escrow agent.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fixed Charges" means, with respect to any Person for any period, the
           -------------
sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Recapitalization be included in Fixed Charges, and (iii) any interest expense on Indebtedness of another Person to the extent such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) (without duplication) (1) all dividends paid or accrued in respect of Disqualified Stock which are not treated as interest for tax purposes for such period and (2) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock of the Company), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any
           ---------------------------
period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow and Fixed Charges for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions (as determined in good faith by a responsible financial or accounting officer of the Company and approved by the Company's Board of Directors), and (ii) the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and Consolidated Cash Flow shall reflect any pro forma expense or cost reductions relating to such discontinuance or disposition (as determined in good faith by a responsible financial or accounting officer of the Company and approved by the Company's Board of Directors), and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of the 1998 Notes Indenture; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or the Commission shall be prepared in accordance with generally accepted accounting principles, as in effect at the date of such report or such other financial information; provided, further, however, that if there are any differences between such principles and GAAP the Company shall provide a written explanation thereof.

          "Government Securities" means direct obligations of, or obligations
           ---------------------
guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantor" means any Subsidiary that has issued a Subsidiary
           ---------
Guarantee.

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

          "Holder" means a Person in whose name a Security is registered.
           ------

          "Holding" means, prior to the merger of Advance Holding Corporation
           -------
with and into Advance Auto Parts, Inc. (the "AHC Merger"), Advance Holding Corporation, a Virginia corporation, and, after the consummation of the AHC Merger, Advance Auto Parts, Inc., a Delaware corporation and the corporate parent of the Company, or its successors.

          "Holding Senior Discount Debentures" means the $112,000,000 aggregate
           ----------------------------------
principal amount of Holding's 12.875% Senior Discount Debentures due 2009 issued under the indenture dated as of April 15, 1998, between Holding and The Bank of New York, as successor to the corporate trust business of United States Trust Company of New York, as trustee.

          "Indebtedness" means, with respect to any Person, any Obligation of
           ------------
such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person to the extent such Indebtedness is so Guaranteed. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest.

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time.

          "Insolvency or Liquidation Proceedings" means (i) any insolvency or
           -------------------------------------
bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or to the assets of the Company or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

          "Issue Date", with respect to any Initial Securities, means the date
          -----------
on which such Initial Securities are originally issued.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking
           -------------
institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means any liquidated damages payable under a
           ------------------
Registration Agreement.

          "Management Note" means any promissory note given by an employee of
           ---------------
the Company or any Affiliate thereof as part of the purchase price for Equity Interests in the Company or in Holding.

          "Merger Agreement" means the Agreement and Plan of Merger dated as of
           ----------------
August 7, 2001, among Holding, Advanced Auto Parts, Inc., AAP Acquisition Corporation, the Company and Discount.

          "Net Income" means, with respect to any Person, the net income (loss)
           ----------
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the
           ------------
Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "1998 Notes" means the Company's 10-1/4% Senior Subordinated Notes due
           ----------
2008 issued under the 1998 Notes Indenture.

          "1998 Notes Indenture" means the indenture dated as of April 15, 1998,
           --------------------
as supplemented, among the Company, as issuer, LARALEV, INC., as guarantor, and The Bank of New York, as successor to the corporate trust business of United States Trust Company of New York, as trustee, as in effect on the date hereof.

          "1998 Notes Issue Date" means April 15, 1998, the date of the issuance
           ---------------------
of the 1998 Notes.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the
           -----------------
Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, including the stock of any Unrestricted Subsidiary.

          "Obligations" means, with respect to any Indebtedness, any principal
           -----------
of, premium, if any, and interest on such Indebtedness and all other amounts, including without limitation, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, evidencing, securing or guaranteeing such Indebtedness.

          "Offering Memorandum" means the Offering Memorandum dated October 24,
           -------------------
2001, relating to the Company's offering and placement of the Original
Securities.

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the
           ---------------------
Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements of
Section 13.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Pari Passu Indebtedness" means the 1998 Notes and any other
           -----------------------
Indebtedness that ranks pari passu in right of payment with the Securities.

          "Permitted Asset Swap" means any transfer of properties or assets by
           --------------------
the Company or any of its Restricted Subsidiaries in which at least 80% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of such transferor; provided, that
(i) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company, and in the event that the aggregate fair market value as so determined exceeds $2.5 million, evidenced by a board resolution, a copy of which shall be delivered to the Trustee) of the property or assets (including cash) being transferred by the Company or such Restricted Subsidiary, as the case may be, is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the property or assets (including cash) received by the Company or such Restricted Subsidiary, as the case may be, in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of all property or assets transferred by the Company and any of its Restricted Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $20 million.

          "Permitted Business" means the business conducted (or proposed to be
           ------------------
conducted, including activities referred to as being contemplated by the Company, as described or referred to in the Company's offering memorandum dated April 7, 1998, relating to the issuance of the 1998 Notes) by the Company and the Restricted Subsidiaries as of the 1998 Notes Issue Date and any and all business that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions or expansions thereof.

          "Permitted Investments" means (a) any Investment in the Company or in
           ---------------------
a Restricted Subsidiary of the Company; (b) any Investment in Cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereto or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (g) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding; (h) Management Notes in an aggregate amount not to exceed $3.0 million at any one time outstanding; (i) Investments received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of customers or other third parties; and (j) additional Investments not to exceed $10.0 million at any one time outstanding.

          "Permitted Junior Securities" means Equity Interests in the Company or
           ---------------------------
debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Debt pursuant to Article 10 of this Indenture.

          "Permitted Liens" means (i) Liens existing as of the 1998 Notes Issue
           ---------------
Date to the extent and in the manner such Liens were in effect on the 1998 Notes Issue Date; (ii) Liens securing Senior Debt or Guarantees of Senior Debt permitted to be incurred under this Indenture; (iii) Liens securing the Securities and the Subsidiary Guarantees; (iv) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Company; (v) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions hereof; provided, however, that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (vi) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (vii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, indemnity, surety, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (ix) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgement shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xi) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xii) Liens securing Capital Lease Obligations and Indebtedness incurred in accordance with Section
4.09 hereof; provided, however, that (A) the Indebtedness shall not exceed the cost (including installation and delivery charges and related sales taxes) of such property or assets being acquired, remodeled or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired, remodeled, or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or the completion of such construction or remodeling; (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xiv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvi) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture; (xvii) Liens securing Acquired Debt incurred in accordance with Section 4.09 hereof; provided that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company; (xviii) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries; (xix) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (xx) Liens arising from filing Uniform Commercial Code financing statements as a precautionary matter with respect to leases; and (xxi) Liens on accounts receivable and any asset related thereto in connection with a Qualified Receivables Transaction.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
           ----------------------------------
Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, prepay, retire, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Principals" means Freeman Spogli & Co. Incorporated.
           ----------

          "Qualified Receivables Transaction" means any transaction or series of
           ---------------------------------
transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to any Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

          "Recapitalization" shall have the meaning assigned to such term in the
           ----------------
1998 Notes Indenture.

          "Related Party" with respect to any Principal means (A) any
           -------------
controlling stockholder or a majority (or more) owned Subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal, or (B) any fund, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest that consists of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Responsible Officer" when used with respect to the Trustee, means any
           -------------------
officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Subsidiary" means any Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary.

          "Senior Credit Facility" means the credit facility governed by the
           ----------------------
credit agreement to be entered into among the Company, Holding, the lenders party thereto, The Chase Manhattan Bank, as administrative agent, Credit Suisse First Boston and Lehman Commercial Paper Inc., as co-syndication agents, concurrently with the Acquisition, as described in the Offering Memorandum.

          "Senior Debt" means (i) all Indebtedness of the Company or any
           -----------
Guarantor under Credit Facilities and all Hedging Obligations with respect thereto, (ii) other Indebtedness of the Company or any of its Guarantors permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities and
(iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture or that was incurred in violation of the 1998 Notes Indenture (if incurred prior to the Closing Date).

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the 1998 Notes Indenture.

          "Stated Maturity" means, with respect to any installment of interest
           ---------------
or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (including any scheduled sinking fund payment), and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation,
           ----------
association or other business entity of which more than 50% of the total Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantees" means each Guarantee of the obligations with
           ---------------------
respect to the Securities issued by a Subsidiary pursuant to the terms of this Indenture.

          "Tax Sharing Agreement" means, the tax sharing agreement among
           ---------------------
Holding, the Company and any one or more of Holding's subsidiaries, as amended from time to time, so long as the method of calculating the amount of the Company's (or any Restricted Subsidiary's) payments, if any, to be made thereunder is not less favorable to the Company than as provided in such agreement as in effect on the 1998 Notes Issue Date, as determined in good faith by the Board of Directors of the Company.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa- 77bbbb), as amended, as in effect on the date hereof.

          "Trustee" means The Bank of New York until a successor replaces it in
           -------
accordance with the applicable provisions of this Indenture, and thereafter means the successor.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is
           -----------------------
designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, a copy of which shall be delivered to the Trustee, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with a Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted hereunder. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness or outstanding issue of preferred stock of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted to be incurred or issued under this Indenture, (ii) such Subsidiary becomes a Guarantor and (iii) no Default or Event of Default would exist following such designation.

          "Voting Stock" of any Person as of any date means the Capital Stock of
           ------------
such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary
           -----------------------
of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          SECTION 1.02.  Other Definitions.
                         ------------------

Term                                                          Defined in Section
----                                                          ------------------

"Affiliate Transaction"                                                     4.11
"Appendix"                                                              Preamble
"Asset Sale Offer"                                                          4.10
"Asset Sale Offer Triggering Event"                                         4.10
"Change of Control Offer"                                                   4.13
"Change of Control Payment"                                                 4.13
"Change of Control Payment Date"                                            4.13
"Covenant Defeasance"                                                       8.03
"Custodian"                                                                 6.01
"Definitive Securities"                                               Appendix A
"Depositary"                                                          Appendix A
"Event of Default"                                                          6.01
"Excess Proceeds"                                                           4.10
"Exchange Offer"                                                      Appendix A
"Exchange Securities"                                                   Preamble
"Global Securities"                                                   Appendix A
"Guaranteed Debt"                                                           4.17
"incur"                                                                     4.09
"Initial Securities"                                                    Preamble
"Legal Defeasance"                                                          8.02
"Non-Payment Default"                                                      10.03
"Offer Amount"                                                              3.09
"Offer Period"                                                              3.09
"Original Securities"                                                   Preamble
"Pari Passu Indebtedness"                                                   4.10
"Payment Blockage Notice"                                                  10.03
"Paying Agent"                                                              2.04
"Payment Default"                                                           6.01
"Permitted Debt"                                                            4.09
"protected purchaser"                                                       2.08
"Purchase Date"                                                             3.09
"Registrar"                                                                 2.04
"Registration Agreement"                                              Appendix A
"Representative"                                                           10.05
"Repurchase Offer"                                                          3.09
"Restricted Payments"                                                       4.07
"Securities Custodian"                                                Appendix A
"Special Redemption"                                                        3.07
"Special Redemption Date"                                                   3.07
"Special Redemption Price"                                                  3.07
"Transfer Restricted Securities"                                      Appendix A

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities and the Subsidiary
           --------------------
Guarantees;

          "indenture security holder" means a Holder of a Security;
           -------------------------

          "indenture to be qualified" means this Indenture;
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee;
           -----------------      ---------------------

          "obligor" on the Securities means the Company, each Guarantor and any
           -------
     successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                          ----------------------
requires:

          (1)  a term has the meaning assigned to it herein;

          (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2

                                The Securities
                                --------------

          SECTION 2.01.  Amount of Securities; Issuable in Series.  The
                         -----------------------------------------
aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall not be limited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

          With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b)(i) set forth or determined in the manner provided in an Officers' Certificate or
(ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

          (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

          (2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

          (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

          (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

          (5) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

          If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

          SECTION 2.02.  Form and Dating.  Provisions relating to the Original
                         ----------------
Securities, the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

          SECTION 2.03.  Execution and Authentication.  Two Officers shall sign
                         -----------------------------
the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04.  Registrar and Paying Agent.  (a)  The Company shall
                         ---------------------------
maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however,
                                                             --------  -------
that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

          (d) The Trustee is authorized to enter into a letter of representation with the Depositary in the form provided to the Trustee by the Company and to act in accordance with such letter.

          SECTION 2.05.  Paying Agent to Hold Money in Trust.  Prior to each due
                         ------------------------------------
date of the principal of and interest and liquidated damages (if any) on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and liquidated damages (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and liquidated damages (if any) on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06.  Holder Lists.  The Trustee shall preserve in as current
                         -------------
a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.07.  Transfer and Exchange.  The Securities shall be issued
                         ----------------------
in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.08.  Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the New York Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.09.  Outstanding Securities.  Securities outstanding at any
                         -----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 2.14, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.10.  Temporary Securities.  In the event that Definitive
                         ---------------------
Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive

Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

          SECTION 2.11.  Cancelation.  The Company at any time may deliver
                         ------------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.12.  Defaulted Interest.  If the Company defaults in a
                         -------------------
payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13.  CUSIP and ISIN Numbers.  The Company in issuing the
                         -----------------------
Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that
                          --------  -------
no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" and "ISIN" numbers.

          SECTION 2.14.  When Securities Disregarded.  In determining whether
                         ----------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                                   ARTICLE 3

                           Redemption and Prepayment
                           -------------------------

          SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem
                         -------------------
Securities pursuant to the optional redemption provisions of Section 3.07(a) or is required to redeem Securities pursuant to Section 3.07(b), it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 45 days but not more than 60 days before a redemption date if the redemption is pursuant to Section 3.07(a) or at least 15 days prior to the Special Redemption Date if the redemption is pursuant to Section 3.07(b), unless in each case, a shorter period is acceptable to the Trustee.

          If the Company is required to make an offer to purchase Securities pursuant to Section 4.10 or 4.13 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Securities to be purchased, (iv) the purchase price, (v) the purchase date and
(vi) and further setting forth a statement to the effect that (a) the Company or one its Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.

          SECTION 3.02.  Selection of Securities to be Redeemed or Purchased.
                         ----------------------------------------------------
If less than all of the Securities are to be redeemed or repurchased at any time, selection of Securities for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 principal amount or less shall be redeemed or repurchased in part. Notices of redemption or repurchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date or repurchase date to each Holder of Securities to be redeemed or repurchased at its registered address. Notices of redemption or repurchase may not be conditional. If any Security is to be redeemed or repurchased in part only, the notice of redemption or repurchase that relates to such Security shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Security in principal amount equal to the unredeemed or unpurchased portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption or repurchase become due on the date fixed for redemption or repurchase. On and after the redemption date or repurchase date, interest and Liquidated Damages, if any, will cease to accrue on Securities or portions of them called for redemption or repurchase unless the Company defaults in making the redemption or repurchase payment.

          SECTION 3.03.  Notice of Redemption or Purchase.  At least 30 days but
                         ---------------------------------
not more than 60 days before a redemption date or repurchase date (except in the case of a redemption pursuant to Section 3.07(b), in which case notice shall be mailed at least 10 days prior to the Special Redemption Date), the Company shall mail or cause to be mailed by first class mail, a notice of redemption or notice of repurchase to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date or repurchase date, as the case may be;

          (2) the redemption price or repurchase price, as the case may be, for the Securities and accrued and unpaid interest, and Liquidated Damages, if any;

          (3) if any Security is being redeemed or repurchased in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Security;

          (4)  the name and address of the Paying Agent;

          (5) that Securities called for redemption or repurchase must be surrendered to the Paying Agent to collect the redemption price or repurchase price, as the case may be;

          (6) that, unless the Company defaults in making such payment, interest and Liquidated Damages, if any, on Securities called for redemption or repurchase, as the case may be, ceases to accrue on and after the redemption date or repurchase date, as the case may be;

          (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption or notice of repurchase in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date or repurchase date or such shorter period as shall be acceptable to the Trustee (except in the case of a redemption pursuant to Section 3.07(b), in which case one Business Day prior to the mailing date for the notice of such redemption), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption or repurchase of any other Security.

          SECTION 3.04.  Effect of Notice of Redemption or Repurchase.  Once
                         ---------------------------------------------
notice of redemption or notice of repurchase is mailed in accordance with
Section 3.03 hereof, Securities called for redemption or repurchase, as the case may be, become irrevocably due and payable on the redemption date at the redemption price or on the repurchase date at the repurchase price, as the case may be, plus accrued and unpaid interest and Liquidated Damages, if any, to such date. Any such notice may not be conditional.

          SECTION 3.05.  Deposit of Redemption or Purchase Price.  On or before
                         ----------------------------------------
10:00 a.m. (New York City time) on each redemption date or the date on which Securities must be accepted for purchase pursuant to Section 4.10 or 4.13, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest and Liquidated Damages, if any, on all Securities to be redeemed or purchased.

          If Securities called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent (or, if the Company or any of its Subsidiaries is Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Securities to be redeemed or purchased, on and after the redemption or purchase date interest and Liquidated Damages, if any, shall cease to accrue on the Securities or the portions of Securities called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal and Liquidated Damages, if any, from the redemption or purchase date until such principal and Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Securities and in Section 4.01 hereof.

          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07.  Optional Redemption; Special Redemption.  (a)  Optional
                         ----------------------------------------
Redemption. Except as set forth in Section 3.07(b), the Securities will not be redeemable at the Company's option prior to April 15, 2003. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:


YEAR                                         PERCENTAGE
----                                         ----------

2003.......................................  105.125%

2004.......................................  103.417%

2005.......................................  101.708%

2006 and thereafter........................  100.000%

          (b)  Special Redemption.  Notwithstanding the foregoing, in the event
               -------------------
that, (i) in the sole judgment of the Company, the Acquisition will not be consummated by December 31, 2001, then the Company may redeem the Securities, in whole but not in part, at its sole option prior to January 15, 2002, at a redemption price (the "Special Redemption Price") in cash equal to 101% of the issue price of the Securities plus accrued and unpaid interest (including accrued original issue discount) to the Special Redemption Date or (ii) the Acquisition has not be consummated on or prior to December 31, 2001, then the Company will mandatorily redeem all the Securities on January 15, 2002, at the Special Redemption Price. The "Special Redemption Date" means the earlier of
(a) the date that the Company elects to redeem all the Securities if in the sole judgment of the Company, the Acquisition will not be consummated by December 31,

2001, or (b) January 15, 2002, if the Acquisition is not consummated by December 31, 2001 (either redemption, a "Special Redemption").

          SECTION 3.08.  Mandatory Redemption.  Except as set forth under
                         ---------------------
Sections 3.07(b), 3.09, 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

          SECTION 3.09.  Repurchase Offers.  In the event that the Company shall
                         ------------------
be required to commence an offer to all Holders to repurchase Securities (a "Repurchase Offer") pursuant to Section 4.10 hereof, an "Asset Sale," or pursuant to Section 4.13 hereof, a "Change of Control Offer," the Company shall follow the procedures specified below.

          A Repurchase Offer shall commence no earlier than 30 days and no later than 60 days after a Change of Control (unless the Company is not required to make such offer pursuant to the last paragraph of Section 4.13 hereof) or an Asset Sale Offer Triggering Event (as defined in Section 4.10), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.10 hereof, in the case of an Asset Sale Offer, or 4.13 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Repurchase Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Securities pursuant to the Repurchase Offer.

          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders and, to the extent required by Section 4.10, to all holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale Offer Triggering Event, as the case may be, and shall state:

          (a)  that the Repurchase Offer is being made pursuant to this Section
     3.09 and Section 4.10 or 4.13 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Security not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

          (e) that Holders electing to have a Security purchased pursuant to a Repurchase Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

          (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than three Business Days prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

          (g) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

          On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to an aggregate principal amount of Securities equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount in aggregate principal amount of Securities or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Securities tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date, and the Company shall promptly issue a new Security, and the Trustee, shall authenticate and mail or deliver such new Security, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Securities surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. So long as no Default has occurred and is continuing, any money earned on funds held in trust by the Trustee or any Paying Agent and any excess or remaining funds that may exist following the termination of the Offer Period shall be promptly remitted to the Company. If any such excess or remaining funds shall be held by the Company or any of its Subsidiaries in trust, in its capacity as Paying Agent, then, so long as no Default has occurred and is continuing, such funds shall be discharged from such trust and, thereafter, Holders entitled to such funds must look to the Company as a general creditor.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.01.  Payment of Securities.  The Company shall pay or cause
                         ----------------------
to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Agreement. Principal, premium and Liquidated Damages, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent if other than the Company or a Subsidiary thereof holds, as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium and Liquidated Damages, if any, and interest, then due.

          The Company shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy
Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

          SECTION 4.02.  Maintenance of Office or Agency.  The Company shall
                         --------------------------------
maintain in the Borough of Manhattan, The City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.04 hereof.

          SECTION 4.03.  Commission Reports.  Whether or not required by the
                         -------------------
rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the

Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations (the "Required Filing Dates"). In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability by the Required Filing Dates (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, at all times that the Commission does not accept the filings provided for in the preceding sentence, the Company and the Guarantors have agreed that, for so long as any Securities remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          The financial information to be distributed to Holders of Securities shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, promptly after each Required Filing Date, but in any event no later than 15 days following any such Required Filing Date.

          The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by the Company and at the Company's expense, the Trustee will deliver such reports to the Holders under this Section 4.03.

          SECTION 4.04.  Compliance Certificate and Notices of Default.  The
                         ----------------------------------------------
Company shall deliver to the Trustee, within 90 days after the end of each fiscal year and on or before 45 days after the end of the first, second and third fiscal quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such fiscal year or fiscal quarter, as the case may be, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or Liquidated Damages, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.05.  Taxes.  The Company shall pay, and shall cause each of
                         ------
its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

          SECTION 4.06.  Stay, Extension and Usury Laws.  The Company and each
                         -------------------------------
Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.07.  Restricted Payments.  From and after the date hereof
                         --------------------
the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such dividend, distribution or other payment made as a payment in connection with any merger or consolidation involving the Company), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption or other acquisition or retirement for value made as a payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except a payment of principal at Stated Maturity in the applicable amounts so required; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the 1998 Notes Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vi), (vii), (ix) and (x) of the next succeeding paragraph), is less than the sum (without duplication) of
     (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the 1998 Notes Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale subsequent to the 1998 Notes Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) with respect to any Restricted Investment that was made after the 1998 Notes Issue Date,
     (A) to the extent that such Restricted Investment is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment and (B), without duplication of any amount included in Consolidated Net Income, 100% of any cash dividends or other cash distributions received in respect of such Restricted Investment, plus (iv) to the extent not otherwise included in clause (iii) above, 100% of the net cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person following the 1998 Notes Issue Date) since the 1998 Notes Issue Date, plus (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary since the 1998 Notes Issue Date, the lesser of (x) the fair market value of such Subsidiary or (y) the aggregate amount of all Investments made in such Subsidiary subsequent to the 1998 Notes Issue Date by the Company and its Restricted Subsidiaries, plus (vi) $15.0 million.

          The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or any Restricted Subsidiary in exchange for, or in an amount not in excess of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition and any Net Income resulting therefrom shall be excluded from clauses (c)(i) and
     (c)(ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or in an amount not in excess of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;

          (iv) so long as no Default or Event of Default shall have occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, Holding or any Restricted Subsidiary of the Company (including Restricted Payments to any shareholder of the Company in order to permit such shareholder (directly or indirectly) to repurchase, redeem or otherwise acquire

     Equity Interests in Holding), held by any member of the Company's (or any of its subsidiaries') management, employees, directors or consultants pursuant to any management, employee, director or consultant equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests since the 1998 Notes Issue Date shall not exceed the sum of (A) $3.0 million and (B) the aggregate cash proceeds received by the Company from any issuance of Equity Interests since the 1998 Notes Issue Date by Holding or the Company to members of management, employees, directors or consultants of the Company and its subsidiaries (provided that the cash proceeds referred to in this clause (B) shall be excluded from clause (c)(ii) of the preceding paragraph); provided, further, that Management Notes may be forgiven or returned without regard to the limitation set forth above and the forgiveness or return thereof shall not be treated as Restricted Payments for purposes of determining compliance with such limitation;

          (v) the payment of any dividend (or the making of a similar distribution or redemption) by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

          (vi) (A) payments required to be made under the Tax Sharing Agreement or (B) distributions made by the Company on the date of the 1998 Notes Indenture, the proceeds of which were utilized solely to consummate the Recapitalization;

          (vii) the payment of dividends or the making of loans or advances by the Company to Holding in an aggregate amount not to exceed $1.75 million in any fiscal year for costs and expenses incurred by Holding in its capacity as a holding company or for services rendered by Holding on behalf of the Company;

          (viii) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued after the date of the 1998 Notes Indenture in accordance with the covenant contained in Section 4.09 hereof or in Section 4.09 of the 1998 Notes Indenture (if issued prior to the Closing Date);

          (ix) so long as (A) no Default or Event of Default has occurred and is continuing and (B) immediately before and immediately after giving effect thereto, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of the first paragraph of Section 4.09 hereof, from and after the 1998 Notes Issue Date, payments of cash dividends to Holding in an amount sufficient to enable Holding to make payments of interest required to be made in respect of the Holding Senior Discount Debentures in accordance with the terms thereof in effect on the date of the 1998 Notes Indenture, provided such interest payments are made with the proceeds of such dividends; and

          (x) the purchase or redemption of subordinated indebtedness pursuant to a change of control of provision contained in the indenture or other governing instrument relating thereto; provided, however, that (A) no offer or purchase obligation may be triggered in respect of such Indebtedness unless a corresponding obligation also arises for the Securities and (B) in all events, no repurchase or redemption of such Indebtedness may be consummated unless and until the Company shall have satisfied all repurchase obligations with respect to any required purchase offer made with respect to the Securities.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon a fairness opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.07 were computed, together with a copy of any fairness opinion or appraisal, if any, required by this Indenture.

          SECTION 4.08.  Dividend and Other Payment Restrictions Affecting
                         -------------------------------------------------
Restricted Subsidiaries.  The Company shall not, and shall not permit any of its
------------------------
Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Facility, (b)(1) the 1998 Notes Indenture and the 1998 Notes and (2) this Indenture and the Securities, (c) applicable law or any applicable rule, regulation or order, (d) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was created or entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) by reason of customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with industry practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (e) above on the property so acquired, (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (h) contracts for the sale of assets containing customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary and (i) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.

          SECTION 4.09.  Incurrence of Indebtedness and Issuance of Preferred
                         ----------------------------------------------------
Stock.  The Company shall not, and shall not permit any of its Restricted
------
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or Disqualified Stock other than to the Company or another Restricted Subsidiary; provided, however, that the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 commencing on the 1998 Notes Issue Date and at any time thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued or in the case of any Restricted Subsidiary, such preferred stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) no Default or Event of Default will have occurred or be continuing or would occur as a consequence thereof.

          The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and the Restricted Subsidiaries of Indebtedness under the Credit Facilities and any Guarantees thereof; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries for reimbursement of drawings that may be made thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), does not exceed at any time (A) with respect to the term loan portion of such Credit Facilities, $125 million in an aggregate principal amount and (B) with respect to the revolving credit facility and deferred term loan portion of such Credit Facilities, an aggregate principal amount equal to the greater of fifty percent of the amount of inventory shown on the consolidated balance sheet of the Company for the then most recently ended fiscal quarter and $250 million less, in the case of clause (A) or (B), the aggregate principal of all principal payments thereunder since the 1998 Notes Issue Date constituting permanent reductions of such Indebtedness pursuant to such Credit Facilities or in accordance with Section 4.10;

          (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by (A) the 1998 Notes and the Guarantees of the 1998 Notes and (B) the Securities (not including any Additional Securities) and the Subsidiary Guarantees;

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or other obligations, in each case incurred for the purpose of financing all or any part of the acquisition cost or cost of construction, remodeling or improvements of assets or property used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

          (iv) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the 1998 Notes Issue Date (excluding Indebtedness described in clause (i) of this Section 4.09) and Indebtedness incurred prior to the Closing Date and outstanding pursuant to the first paragraph of Section 4.09 of the 1998 Notes Indenture;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture or the 1998 Notes Indenture (if incurred prior to the Closing Date) to exist or be incurred;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vii) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging
     (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (ii) the value of foreign currencies purchased or received by the Company or any Restricted Subsidiary in the ordinary course of business;

          (viii) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (ix) Indebtedness arising from guarantees of Indebtedness of the Company or any Restricted Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of the Company in good faith) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (x) the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

          (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

          (xii) Indebtedness incurred in connection with a Qualified Receivables Transaction except to the extent that such Indebtedness is recourse to the Company or any other Restricted Subsidiary of the Company; and

          (xiii) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii) or Section 4.09(xiii) of the 1998 Notes Indenture (if incurred prior to the Closing Date), not to exceed $25.0 million.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

          SECTION 4.10.  Asset Sales.  The Company shall not, and shall not
                         ------------
permit any of its Restricted Subsidiaries to, engage in or consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined by the Board of Directors in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and
(ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents other than in the case where the Company or such Restricted Subsidiary is undertaking a Permitted Asset Swap; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 15 days by the Company or such Restricted Subsidiary into cash (to extent of the cash received) shall be deemed to be cash for purposes of this provision.

          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or its Restricted Subsidiaries may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Debt, or (b) to the investment in, or the making of a capital expenditure or the acquisition of, other property or assets in each case used or useable in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the investment in or acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary, or (c) a combination of the uses described in clauses (a) and (b). Pending the final application of any such Net Proceeds, the Company or its Restricted Subsidiaries may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales (including any Net Proceeds from Asset Sales that were not applied or invested in accordance with the second paragraph of
Section 4.10 of the 1998 Notes Indenture prior to the Closing Date or used to make an Asset Sale Offer), that are not applied or invested as provided in the first sentence of this paragraph within the 360-day period after receipt of such Net Proceeds will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Asset Sale Offering Triggering Event"), the Company will be required to make an offer to all Holders of Securities and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount of Securities and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          SECTION 4.11.  Transactions with Affiliates.  The Company shall not,
                         -----------------------------
and shall not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate Transactions: (v) certain leases and other arrangements of the Company in effect on the 1998 Notes Issue Date and specified in Schedule
4.11 to the 1998 Notes Indenture, (w) any employment agreements, stock option or other compensation agreements or plans (and the payment of amounts or the issuance of securities thereunder) and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary to or with the officers, directors or employees of the Company or its Restricted Subsidiaries, (x) transactions between or among the Company and/or its Restricted Subsidiaries, (y) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of this Indenture described in Section 4.07 and (z) sales of Capital Stock (other than Disqualified Stock) of the Company, when such sales are exclusively for cash.

          SECTION 4.12.  Liens.  The Company shall not, and shall not permit any
                         ------
of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom for purposes of securing Indebtedness, except Permitted Liens, unless the Obligations due hereunder and the Securities are secured by a Lien on such property, assets or proceeds on an equal and ratable basis (or on a senior basis, in the case of Indebtedness subordinate in right of payment to the Securities), with the Obligations so secured, so long as such Obligations are secured.

          SECTION 4.13.  Offer to Purchase Upon Change of Control.  Upon the
                         -----------------------------------------
occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail, or cause to be mailed, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in such notice, which date shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable law, rules and regulations) and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.09 hereof and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereof relating to such Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described hereof by virtue thereof. On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions hereof, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Securities required by this Section 4.13. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 4.14.  Corporate Existence.  Subject to Section 4.13 and
                         --------------------
Article 5 hereof, as the case may be, the Company and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

          SECTION 4.15.  Business Activities.  The Company shall not, and shall
                         --------------------
not permit any Restricted Subsidiary to, directly or indirectly, engage to a substantial extent in any business other than a Permitted Business.

          SECTION 4.16.  Senior Subordinated Debt.  Notwithstanding the
                         -------------------------
provisions of Section 4.09 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities, and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Securities or the Guarantees, as the case may be, if it is not explicitly subordinated in right of payment to Senior Debt at least to the same extent as the Securities and the Guarantees, as the case may be, are subordinated to such Senior Debt.

          SECTION 4.17.  Limitation on Issuances of Guarantees of Indebtedness.
                         ------------------------------------------------------
The Company shall not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary (in each case, the "Guaranteed Debt"), unless (i) if such Restricted Subsidiary is not a Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Securities by such Restricted Subsidiary,
(ii) if the Securities or the Subsidiary Guarantee (if any) of such Restricted Subsidiary are subordinated in right of payment to the Guaranteed Debt, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to the Guaranteed Debt substantially to the same extent as the Securities or the Subsidiary Guarantee are subordinated to the Guaranteed Debt under this Indenture, (iii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Securities or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, any such guarantee of such Restricted Subsidiary with respect to the Guaranteed Debt shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Securities substantially to the same extent as the Guaranteed Debt is subordinated to the Securities or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, (iv) such

Restricted Subsidiary subordinates rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee to its obligation under its Subsidiary Guarantee, and (v) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee of the Securities has been duly authorized, executed and delivered, and (B) such Subsidiary Guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

          SECTION 4.18.  Limitation on the Sale or Issuance of Capital Stock of
                         ------------------------------------------------------
Restricted Subsidiaries.  The Company will not, and will not permit any of its
------------------------
Restricted Subsidiaries to, directly or indirectly, transfer, convey, lease, sell or otherwise dispose of any shares (other than directors' qualifying shares) of Capital Stock of a Restricted Subsidiary to any Person, except (i) to the Company or a Wholly Owned Subsidiary or (ii) in a transfer, conveyance, lease, sale or other disposition of all the Capital Stock of such Restricted Subsidiary owned by the Company or another Restricted Subsidiary; provided, that in connection with any such transfer, conveyance, lease, sale or other disposition of Capital Stock the Company or any such Restricted Subsidiary complies with Section 4.10; provided, further that the foregoing shall not restrict (a) any Lien on Capital Stock of a Restricted Subsidiary that is not otherwise prohibited under the Indenture or (b) any transfer, sale or other disposition of Capital Stock pursuant to a foreclosure of any such Lien or similar exercise of remedies in respect thereof.

          SECTION 4.19.  Limitation on Ability of Company to Release Funds From
                         ------------------------------------------------------
Escrow.  The Company agrees that (i) the terms of the Escrow Agreement shall
-------
exclusively control the conditions under which and procedures pursuant to which Escrow Property (as defined in the Escrow Agreement) can be released and (ii) it will not attempt to have any Escrow Property (as defined in the Escrow Agreement) released from escrow except in accordance with the Escrow Agreement.

                                   ARTICLE 5

                                   Successors
                                   ----------

          SECTION 5.01.  Merger, Consolidation or Sale of Assets.  The Company
                         ----------------------------------------
shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately prior to and immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or

Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Clause (iv) of the foregoing paragraph will not prohibit (a) a merger between the Company and a Wholly Owned Subsidiary of Holding created for the purpose of holding the Capital Stock of the Company, (b) a merger between the Company and a Wholly Owned Subsidiary of the Company or (c) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as, in the case of each of clause
(a), (b) and (c), the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

          SECTION 5.02.  Successor Corporation Substituted.  Upon any
                         ----------------------------------
consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter the predecessor company shall be discharged from all obligations and covenants under this Indenture and the Securities; provided, that, (i) solely for the purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any person other than the Company and its Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii) in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor company that does not meet the requirements of Section 5.01, the predecessor company shall not be released or discharged from the obligation to pay the principal of or interest and Liquidated Damages, if any, on the Securities.

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01.  Events of Default.  Each of the following constitutes
                         ------------------
an "Event of Default":

          (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Securities (whether or not prohibited by Article 10 hereof);

          (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by Article 10 hereof);

          (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice by the Trustee or by the Holders of at least 25% in aggregate principal amount of Securities then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.13 or 4.19;

          (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% in aggregate principal amount of Securities then outstanding to comply with any of its other agreements in this Indenture or the Securities;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more in the case of clause (a) or (b);

          (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and credit worthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                 (a)  commences a voluntary case,

                 (b) consents to the entry of an order for relief against it in an involuntary case,

                 (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                 (d) makes a general assignment for the benefit of its creditors, or

                 (e)  generally is not paying its debts as they become due; or

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (a) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                 (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                 (c) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

          (ix) the Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          SECTION 6.02.  Acceleration.  If any Event of Default occurs and is
                         -------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in clause (vii) or (viii) of Section 6.01 hereof with respect to the Company, all outstanding Securities will become due and payable without further action or notice. Upon any acceleration of maturity of the Securities, all principal of and accrued interest and Liquidated Damages, if any, on the Securities shall be due and payable immediately. Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture. In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of
Section 6.01 hereof, the declaration of acceleration of the Securities shall be automatically annulled if the holders of any Indebtedness described in clause
(v) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (y) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (z) all existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          SECTION 6.04.  Waiver of Defaults.  The Holders of a majority in
                         -------------------
aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities, which shall require the consent of all of the Holders of the Securities then outstanding.

          SECTION 6.05.  Control by Majority.  The Holders of a majority in
                         --------------------
aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it.
However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Securities, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          SECTION 6.06.  Limitation on Suits.  A Holder of a Security may pursue
                         --------------------
a remedy with respect to this Indenture, the Subsidiary Guarantees or the Securities only if:

          (a) the Holder of a Security gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Security or Holders of Securities offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

          A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

          SECTION 6.07.  Rights of Holders of Securities to Receive Payment.
                         ---------------------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         ---------------------------
specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Securities) for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee is
                         ---------------------------------
authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Securities or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.  Subject to Articles 10 and 12, if the
                         -----------
Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to the extent provided in Articles 10 and 12, to the holders of Senior Debt in accordance with such Articles;

          Third: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, interest, and Liquidated Damages, if any, respectively;

          Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Securities; and Fifth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ----------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, the Company, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.


                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         ------------------
occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may conclusively
                         ------------------
rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) (except that the Trustee shall not be deemed to have knowledge of a default in the payment of Liquidated Damages) or 6.01(b), or (ii) any Default or Event of Default of which a Responsible Office of the Trustee shall have received written notification or obtained actual knowledge.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         -----------------------------
individual or any other capacity may become the owner of Securities and may other wise deal with the Company, the Guarantors or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         ---------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

          SECTION 7.05.  Notice of Defaults.  If a Default or an Event of
                         -------------------
Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment on any Security pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

          SECTION 7.06.  Reports by Trustee to Holders of the Securities.
                         ------------------------------------------------
Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity.  The Company and the
                         ---------------------------
Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. The Company and the Guarantors need not reimburse any expense incurred by the Trustee or any of its agents or counsel through the wilful misconduct, negligence or bad faith of the Trustee or any such agent or counsel. The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company and the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence, wilful misconduct or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company of its obligations hereunder, except to the extent such failure shall have materially prejudiced the Company or any Guarantor. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, delayed or conditioned.

          The obligations of the Company and the Guarantors under this Section
7.07 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

          To secure the Company's and the Guarantors payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          SECTION 7.08.  Replacement of Trustee.  A resignation or removal of
                         -----------------------
the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee or
                         ---------------------------------
any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

          SECTION 7.10.  Eligibility; Disqualification.  There shall at all
                         ------------------------------
times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, is authorized under such laws to exercise corporate trustee power, and is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b)); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against the Company.
                         ------------------------------------------------------
The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                    Legal Defeasance and Covenant Defeasance
                    ----------------------------------------

          SECTION 8.01.  Option to Effect Legal Defeasance or Covenant
                         ---------------------------------------------
Defeasance. The Company may, at the option of its Board of Directors evidenced
-----------
by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to all Securities and Subsidiary Guarantees then outstanding upon compliance with the conditions set forth below in this Article 8.

          SECTION 8.02.  Legal Defeasance and Discharge.  Upon the Company's
                         -------------------------------
exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all Securities and Subsidiary Guarantees then outstanding on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Securities outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of

Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of the Company's and Guarantors' respective other obligations under such Securities and Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall, subject to Section 8.07, execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of premium, if any, and interest and Liquidated Damages on such Securities when such payments are due from the trust referred to in Section 8.04(a); (b) the Company's obligations with respect to such Securities under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 4.02 and 4.03 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith; and (d) the provisions of this Section 8.02.

          SECTION 8.03.  Covenant Defeasance.  Upon the Company's exercise under
                         --------------------
Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 5 and in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 5.01 and 11.01 hereof with respect to the outstanding Securities and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities and Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities and Subsidiary Guarantees, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii), 6.01(iv) (with respect to the covenants specified in the first sentence hereof) and 6.01(v) hereof shall not constitute Events of Default.

          SECTION 8.04.  Conditions to Legal or Covenant Defeasance.  The
                         -------------------------------------------
following shall be the conditions to the application of either Section 8.02 or
Section 8.03 hereof to the outstanding Securities and Subsidiary Guarantees: In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal or premium, if any, and interest and Liquidated Damages on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

           (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the financing of amounts to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions (which assumptions and exclusions shall not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision), after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          SECTION 8.05.  Deposited Money and U.S. Government Securities To Be
                         ----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof,
----------------------------------------------
all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the then outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal of, premium, if any, and interest and Liquidated Damages, if any, on such Securities but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities. Anything in this
Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time at the Company's written request and be relieved of all liability with respect to any money or non- callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.06.  Repayment to the Company.  Any money deposited with the
                         -------------------------
Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Security and remaining unclaimed for one year after such principal, and premium, if any, or interest, if any, or Liquidated Damages, if any, have become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          SECTION 8.07.  Reinstatement.  If the Trustee or Paying Agent is
                         --------------
unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 hereof or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, and the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof or Section 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof or
Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9

                        Amendment, Supplement and Waiver
                        --------------------------------

          SECTION 9.01.  Without Consent of Holders of the Securities.
                         ---------------------------------------------
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Securities, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Securities in the case of a merger or consolidation pursuant to Article 5 or Article 11 hereof, as applicable;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not materially adversely affect the legal rights hereunder of any Holder of the Securities;

          (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (f)  to allow any Subsidiary to Guarantee the Securities; or

          (g) to provide for the issuance, subject to the conditions and in compliance with the covenants related thereto set forth herein, of Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities (except that the transfer restrictions contained in the Original Securities shall be modified or eliminated as appropriate), and which may be treated together with any outstanding Original Securities, as a single issue of Securities.

          Upon the written request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company or the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.02.  With Consent of Holders of Securities.  Except as
                         --------------------------------------
provided below in this Section 9.02 or as provided in Section 10.13 or Section
12.13 of this Indenture, this Indenture, the Securities and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities), and subject to Sections 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture, the Securities or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Securities).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders of Securities under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Subject to Sections 6.04, 6.07, 10.13 and 12.13 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may amend or waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture or the Securities or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Security held by a non-consenting Holder):

          (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Securities or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Sections 3.09, 4.10 and 4.13 hereof);

          (c) reduce the rate of or change the time for payment of interest on any Security;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

          (e) make any Security payable in money other than that stated in the Securities;

          (f)  make any change in Section 6.04 or 6.07 hereof;

          (g) waive a redemption or repurchase payment with respect to any Security (other than a payment required by Section 4.10 or 4.13 hereof);

          (h) except as otherwise permitted herein, release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, or amend the provisions herein relating to the release of Guarantors; or

          (i)  make any change in the amendment and waiver provisions of this
     Article 9.

          SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment
                         ------------------------------------
or supplement to this Indenture, the Subsidiary Guarantees or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

          SECTION 9.04.  Revocation and Effect of Consents.  Until an amendment,
                         ----------------------------------
supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities.  The Trustee may
                         --------------------------------------
place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.06.  Trustee to Sign Amendments, Etc.  The Trustee shall
                         --------------------------------
sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors and enforceable in accordance with its terms.


                                   ARTICLE 10

                                 Subordination
                                 -------------

          SECTION 10.01.  Agreement to Subordinate.  The Company agrees, and
                          -------------------------
each Holder of Securities by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Obligations in respect of Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

          SECTION 10.02.  Liquidation; Dissolution; Bankruptcy.  Upon any
                          -------------------------------------
payment or distribution of any kind to creditors of the Company, whether in cash, property or securities, in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, whether voluntary or involuntary, the holders of Senior Debt will be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim enforceable against a debtor in a bankruptcy case under Title 11 of the United States Code) before the Holders of Securities will be entitled to receive any payment or distribution of any kind with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt (except that Holders of Securities may receive and retain Permitted Junior Securities made pursuant to a reorganization in which the Senior Debt is not impaired and payments made from the trust described under Section 8.02 and 8.03).

          SECTION 10.03.  Default on Designated Senior Debt.  The Company shall
                          ----------------------------------
not make any payment upon or in respect of the Securities (except in Permitted Junior Securities made pursuant to a reorganization in which the Senior Debt is not impaired or from the trust described under Section 8.02, 8.03 and 8.04(a)) if (i) any amount of principal, interest or other Obligation in respect of any Designated Senior Debt (including, without limitation, any amount due as a result of the acceleration of the maturity thereof) is not paid when due and remains unpaid (a "Payment Default") or (ii) any other default (a "Nonpayment Default") occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt or any agent or trustee thereof to accelerate its maturity and, in the case of any such Nonpayment Default, the Trustee receives a notice of such default invoking the following provisions of this Section 10.03 (a "Payment Blockage Notice") from the holders of any Designated Senior Debt or any agent or trustee thereof. However, the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the representative of the Designated Senior Debt affected by such Payment Default or Nonpayment Default. Payments on the Securities may and shall be resumed (a) in the case of a Payment Default, upon the date on which all Payment Defaults have been cured or waived, unless a Payment Blockage Notice has been delivered commencing a payment blockage period in respect of a Nonpayment Default, and (b) in case of a Nonpayment Default, the earlier of (i) the date on which all Payment Defaults and Nonpayment Defaults have been cured or waived or (ii) the date 179 days after the date on which the applicable Payment Blockage Notice is received, unless a Payment Default has occurred and is continuing. No new period of payment blockage may be commenced in respect of a Nonpayment Default unless and until 180 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days; provided that if such Nonpayment Default arose from the failure to comply with a financial covenant and if the condition or performance measured by such financial covenant has declined further from such condition or performance as reflected in the most recent financial statements available on the date of delivery of the original Payment Blockage Notice to the

Trustee, such Nonpayment Default may be, or be made, the basis for a subsequent Payment Blockage Notice.

          Whenever the Company is prohibited from making any payment in respect of the Securities, the Company also shall be prohibited from making, directly or indirectly, any deposit in the trust described under Section 8.02, 8.03 and 8.04(a) and any payment of any kind on account of the redemption, purchase or other acquisition of the Securities except for payments from a trust described under Section 2.09, 3.05, 8.02, 8.03 or 8.04(a). If any Holder receives any payment or distribution that such Holder is not entitled to receive with respect to the Securities, such Holder shall be required to pay the same over to the holders of Senior Debt.

          SECTION 10.04.  Acceleration of Securities.  If payment of the
                          ---------------------------
Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company shall not make any payment in respect of the Securities until the earlier of five Business Days after such notice is delivered or the date of acceleration of any Designated Senior Debt and, thereafter, may pay the Securities only if this
Article 10 otherwise permits payment at that time.

          SECTION 10.05.  When Distribution Must Be Paid Over.  In the event
                          ------------------------------------
that the Trustee or any Holder of a Security receives any payment of any Obligations with respect to the Securities at a time when such payment is prohibited by Sections 10.02 or 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued (the "Representative"), as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of the Securities or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          SECTION 10.06.  Notice by the Company.  The Company shall promptly
                          ----------------------
notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, which notice shall specifically refer to this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

          SECTION 10.07.  Subrogation.  After all Senior Debt is paid in full
                          ------------
and until the Securities are paid in full, Holders of the Securities shall be subrogated (equally and ratably with all other pari passu indebtedness) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of the Securities have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of the

Securities is not, as between the Company and Holders of the Securities, a payment by the Company on the Securities.

          SECTION 10.08.  Relative Rights.  This Article defines the relative
                          ----------------
rights of Holders of the Securities and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

          (2) affect the relative rights of Holders of the Securities and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder of the Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Securities.

          If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or an Event of Default.

          SECTION 10.09.  Subordination May Not Be Impaired by the Company.  No
                          -------------------------------------------------
right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by any act or failure to act, in good faith, by any such holder, or by the failure of the Company or any Holder to comply with this Indenture.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring any liabilities to any Holder of any Securities and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Securities to the holders of the Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder of Securities is affected, impaired or extinguished thereby, do any one or more of the following:

          (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security thereof or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

          (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

          (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security thereof or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior
     Debt) in any manner or order; and

          (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

          SECTION 10.10.  Distribution or Notice to Representative.  Whenever a
                          -----------------------------------------
distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

          SECTION 10.11.  Rights of Trustee and Paying Agent.  Notwithstanding
                          -----------------------------------
the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless and until the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article, which notice shall specifically refer to this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          SECTION 10.12.  Authorization to Effect Subordination.  Each Holder of
                          --------------------------------------
a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Securities held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including the Credit Agent, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

          SECTION 10.13.  Amendments.  Any amendment to the provisions of this
                          -----------
Article 10 (which relate to subordination or the related definitions) shall require the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding if such amendment would adversely affect the rights of the Holders of Securities.


                                   ARTICLE 11

                            Guarantee of Securities
                            -----------------------

          SECTION 11.01.  Subsidiary Guarantee.  Subject to Section 11.06 and
                          ---------------------
Article 12 hereof, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities and the Obligations of the Company hereunder and thereunder, that:
(a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Securities, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged (subject to Section 11.04) except by complete performance of the Obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Securities Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor and the Company so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

          SECTION 11.02.  Non-Impairement.  Each Guarantor hereby agrees that
                          ----------------
its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

          SECTION 11.03.  Guarantors May Consolidate, Etc., on Certain Terms.
                          ---------------------------------------------------
(a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

          (b) Subject to Section 11.04 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless, subject to the provisions of the following paragraph, (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and its Subsidiary Guarantees; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit C hereto, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor and thereafter the predecessor Guarantor shall be fully discharged from its Subsidiary Guarantee; provided that, solely for purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          SECTION 11.04.  Releases Following Sale of Assets, Merger, Sale of
                          --------------------------------------------------
Capital Stock, Etc.  In the event (a) of a sale or other disposition of all of
-------------------
the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, or (b) that the Company designates a Guarantor to be an Unrestricted Subsidiary, or such Guarantor ceases to be a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of a Guarantor, upon the assumption provided for in clause (i) of the Section 11.03(b) hereof, such Guarantor shall be discharged from all further liability and obligation under this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities and for the other Obligations of such Guarantor under this Indenture as provided in this Article 11.

          SECTION 11.05.  Additional Guarantors.  Any Person that was not a
                          ----------------------
Guarantor on the date of this Indenture may become a Guarantor, and shall become a Guarantor if so required by the terms of this Indenture, by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of Exhibit C, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights', fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion).

          SECTION 11.06.  Limitation on Guarantor Liability.  Notwithstanding
                          ----------------------------------
any term or provision of this Indenture or any Security to the contrary, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by that Guarantor without rendering this Subsidiary Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 11.07.  "Trustee" to Include Paying Agent.  In case at any
                          ----------------------------------
time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.


                                   ARTICLE 12

                     Subordination of Subsidiary Guarantees
                     --------------------------------------

          SECTION 12.01.  Agreement to Subordinate.  The Guarantors agree, and
                          -------------------------
each Holder of Securities by accepting a Security agrees, that the Indebtedness evidenced by the Security is general unsecured obligations of the Guarantors, is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of such Guarantor.

          SECTION 12.02.  Liquidation; Dissolution; Bankruptcy.  Upon any
                          -------------------------------------
payment or distribution of any kind to creditors of any Guarantor, whether in cash, property or securities, in a total or partial liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities, whether voluntary or involuntary, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim enforceable against a debtor in a bankruptcy case under Title 11 of the United States Code) before the Holders of Securities will be entitled to receive any payment or distribution of any kind with respect to the Securities, and until all Obligations with respect to such Senior Debt are paid in full, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt of such Guarantor (except that Holders of Securities may receive and retain Permitted Junior Securities issued pursuant to a reorganization in which the Senior Debt of such Guarantor is not impaired and payments made from the trust described under Section 8.02 and 8.03).

          SECTION 12.03.  Default on Designated Senior Debt.  No Guarantor shall
                          ----------------------------------
make any payment upon or in respect of the Securities (except in Permitted Junior Securities issued pursuant to a reorganization in which the Senior Debt of such Guarantor is not impaired or from the trust described under Sections 2.09, 3.05, 8.02, 8.03 or 8.04(a)) if (i) any amount of principal, interest or other Obligation in respect of any Designated Senior Debt (including, without limitation, any amount due as a result of the acceleration of the maturity thereof) is not paid when due and remains unpaid (a "Payment Default") or (ii) any other default (a "Nonpayment Default") occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt or any agent or trustee thereof to accelerate its maturity and, in the case of any such Nonpayment Default, the Trustee receives a notice of such default invoking the following provisions of this Section 12.03 (a "Payment Blockage Notice") from the holders of any Designated Senior Debt or any agent or trustee thereof. However, the Guarantors may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the representative of the Designated Senior Debt affected by such Payment Default or Nonpayment Default. Payments on the Securities may and shall be resumed (a) in the case of a Payment Default, upon the date on which all Payment Defaults have been cured or waived, unless a Payment Blockage Notice has been delivered commencing a payment blockage period in respect of a Nonpayment Default, and (b) in case of a Nonpayment Default, the earlier of (i) the date on which all Payment Defaults and Nonpayment Defaults have been cured or waived or
(ii) the date 179 days after the date on which the applicable Payment Blockage Notice is received, unless a Payment Default has occurred and is continuing. No new period of payment blockage may be commenced in respect of a Nonpayment Default unless and until 180 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days; provided that if such Nonpayment Default arose from the failure to comply with a financial covenant and if the condition or performance measured by such financial covenant has declined further from such condition or performance as reflected in the most recent financial statements available on the date of delivery of the original Payment Blockage Notice to the Trustee, such Nonpayment Default may be, or be made, the basis for a subsequent Payment Blockage Notice.

          Whenever a Guarantor is prohibited from making any payment in respect of the Securities, the Guarantor also shall be prohibited from making, directly or indirectly, any deposit in the trust described under Section 8.02, 8.03 and 8.04(a) and any payment of any kind on account of the redemption, purchase or other acquisition of the Securities except for payments from the trust described under Section 2.09, 3.05, 8.02, 8.03 and 8.04(a). If any Holder receives any payment or distribution that such Holder is not entitled to receive with respect to the Securities, such Holder shall be required to pay the same over to the holders of Senior Debt.

          SECTION 12.04.  Acceleration of Securities.  If payment of the
                          ---------------------------
Securities is accelerated because of an Event of Default, the Guarantors shall promptly notify holders of Senior Debt of the acceleration. The Guarantors shall not make any payment in respect of the Subsidiary Guarantees until the earlier of five Business Days after such notice is delivered or the date of acceleration of any Designated Senior Debt and, thereafter, may pay the Securities only if this Article 12 otherwise permits payment at that time.

          SECTION 12.05.  When Distribution Must Be Paid Over.  In the event
                          ------------------------------------
that the Trustee or any Holder of a Security receives any payment of any Obligations with respect to the Securities at a time when such payment is prohibited by Sections 12.02 or 12.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of the Securities or the Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          SECTION 12.06.  Notice by Guarantor.  The Guarantors shall promptly
                          --------------------
notify the Trustee and the Paying Agent of any facts known to the Guarantors that would cause a payment of any Obligations with respect to the Securities to violate this Article, which notice shall specifically refer to this Article 12, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

          SECTION 12.07.  Subrogation.  After all Senior Debt is paid in full
                          ------------
and until the Securities are paid in full, Holders of the Securities shall be subrogated (equally and ratably with all other pari passu indebtedness) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of the Securities have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of the Securities is not, as between the Guarantor and Holders of the Securities, a payment by the Guarantors on the Securities.

          SECTION 12.08.  Relative Rights.  This Article defines the relative
                          ----------------
rights of Holders of the Securities and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Guarantors and Holders of the Securities, the obligations of the Guarantors, which are absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

          (2) affect the relative rights of Holders of the Securities and creditors of the Guarantors other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder of the Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Securities.

          If the Guarantors fail because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or an Event of Default.

          SECTION 12.09.  Subordination May Not Be Impaired by the Guarantors.
                          ----------------------------------------------------
No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by any Guarantor or any Holder or by any act or failure to act, in good faith, by any such holder, or by the failure of any Guarantor or any Holder to comply with this Indenture.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring any liabilities to any Holder of any Securities and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Securities to the holders of the Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder of Securities is affected, impaired or extinguished thereby, do any one or more of the following:

          (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security thereof or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

          (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

          (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security thereof or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

          (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

          SECTION 12.10.  Distribution or Notice to Representative.  Whenever a
                          -----------------------------------------
distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of any Guarantor referred to in this Article 12, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

          SECTION 12.11.  Rights of Trustee and Paying Agent.  Notwithstanding
                          -----------------------------------
the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless and until the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article, which notice shall specifically refer to this Article 12. Only a Guarantor or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          SECTION 12.12.  Authorization to Effect Subordination.  Each Holder of
                          --------------------------------------
a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Securities held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including the Credit Agent, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

          SECTION 12.13.  Amendments.  Any amendment to the provisions of this
                          -----------
Article 12 (which relate to subordination or the related definitions) shall require the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding if such amendment would adversely affect the rights of the Holders of Securities.


                                   ARTICLE 13

                                 Miscellaneous
                                 -------------

          SECTION 13.01.  Trust Indenture Act Controls.  If any provision of
                          -----------------------------
this Indenture limits, qualifies or conflicts with the duties imposed by TIA
Section 318(c), the imposed duties shall control.

          SECTION 13.02.  Notices.  Any notice or communication by the Company,
                          --------
the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

          Advance Stores Company, Incorporated
          5673 Airport Road
          Roanoke, Virginia 24012
          Telecopier: (540) 561-1448
          Attention: Chief Financial Officer

          If to the Trustee:

          The Bank of New York
          c/o United States Trust Company of New York
          114 West 47th Street
          New York, New York 10036
          Telecopier No.: (212) 852-1626
          Attention: Corporate Trust Department/Auto Stores

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, or notice or communication, however, shall not be effective unless, in the case of the Trustee, actually received.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 13.03.  Communication by Holders of Securities with Other
                          -------------------------------------------------
Holders of Securities.  Holders may communicate pursuant to TIA Section 312(b)
----------------------
with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.
                          ---------------------------------------------------
Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture (other than the initial issuance of the Securities), the Company or Guarantor shall furnish to the Trustee upon request:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          SECTION 13.05.  Statements Required in Certificate or Opinion.  Each
                          ----------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous, and provided that any such certificate or opinion names the Trustee as an addressee and is furnished to the Trustee at the time of delivery of such certificate or opinion. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          SECTION 13.06.  Rules by Trustee and Agents.  The Trustee may make
                          ----------------------------
reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 13.07.  No Personal Liability of Directors, Officers,
                          ---------------------------------------------
Employees and Stockholders.  No director, officer, employee, incorporator or
---------------------------
stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

          SECTION 13.08.  Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW
                          --------------
YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

          SECTION 13.09.  No Adverse Interpretation of Other Agreements.  This
                          ----------------------------------------------
Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10.  Successors.  All agreements of the Company and the
                          -----------
Guarantors in this Indenture, the Securities and the Subsidiary Guarantees shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

          SECTION 13.11.  Severability.  In case any provision in this Indenture
                          -------------
or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 13.12.  Counterpart Originals.  The parties may sign any
                          ----------------------
number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 13.13.  Table of Contents, Headings, Etc.  The Table of
                          ---------------------------------
Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 13.14.  Benefits of Indenture.  Nothing in this Indenture or
                          ----------------------
in the Securities, express or implied, shall give to any Person, other than the parties hereto, the holders of the Senior Debt (subject to Articles 10 and 12 hereof) and the Holders of the Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture or the Securities.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                             ADVANCE STORES COMPANY,
                                             INCORPORATED, as Issuer,


                                             By: /s/ Jeffrey T. Gray
                                                -------------------------------
                                                Name:  Jeffrey T. Gray
                                                Title: Senior Vice President
                                                       Controller



                                             ADVANCE TRUCKING CORPORATION,
                                             as Guarantor,


                                             By: /s/ Jeffrey T. Gray
                                                -------------------------------
                                                Name:  Jeffrey T. Gray
                                                Title: Senior Vice President
                                                       Controller


                                             LARALEV, INC., as Guarantor,


                                             By: /s/ Andrew Panaccione
                                                -------------------------------
                                                Name:  Andrew Panaccione
                                                Title: President



                                             WESTERN AUTO SUPPLY COMPANY,
                                             as Guarantor,


                                             By: /s/ Jeffrey T. Gray
                                                -------------------------------
                                                Name:  Jeffrey T. Gray
                                                Title: Senior Vice President
                                                       Controller


THE BANK OF NEW YORK,
as Trustee


By: /s/ Louis Young
   ---------------------------------
   Name:   Louis Young
   Title:  Authorized Signatory

                                                                      APPENDIX A

                  PROVISIONS RELATING TO ORIGINAL SECURITIES,
                  -------------------------------------------
                 ADDITIONAL SECURITIES AND EXCHANGE SECURITIES
                 ---------------------------------------------

     1.  Definitions.
         ------------

          1.1  Definitions.  For the purposes of this Appendix A the following
               ------------
     terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

          "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

          "Exchange Offer" means an the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Initial Purchasers" means J.P. Morgan Securities Inc., Credit Suisse First Boston and Lehman Brothers Inc.

          "Purchase Agreement" means (a) the Purchase Agreement dated October 24, 2001, among the Company, the Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registration Agreement" means (a) the Exchange and Registration Rights Agreement dated October 31, 2001, among the Company, the Guarantors and the Initial Purchasers and (b) any other similar Exchange and Registration Rights Agreement relating to Additional Securities.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and
(b) the Issue Date with respect to such Securities.

          "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

          "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

          "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

          1.2  Other Definitions.
               ------------------

          Term:                                        Defined in Section:
          ----                                         ------------------

     "Agent Members".............................................   2.1(c)
     "IAI Global Security".......................................   2.1(b)
     "Global Security"...........................................   2.1(b)
     "Regulation S Global Security"..............................   2.1(b)
     "Rule 144A Global Security".................................   2.1(b)

     2.  The Securities.
         ---------------

          2.1  Form and Dating.  (a)  The Initial Securities issued on the date
               ----------------
hereof will be (i) offered and sold by the Company pursuant to a Purchase Agreement and (ii) except for $3,000,000 principal amount of Securities which will be sold to Mozart Investments Inc., wholly-owned by Nicholas F. Taubman, an affiliate of the Company, and $3,000,000 principal amount which will be sold to Mozart One, L.L.C., wholly-owned by the Arthur Taubman Trust dated July 13, 1964, an affiliate of the Company, in each case in reliance upon another exemption from registration under the Securities Act, resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

          (b)  Global Securities.  Rule 144A Securities shall be issued
               ------------------
initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided, that the term
                                                        --------
"Global Security" when used in Sections 2.1(b)(third paragraph), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with an Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

          (c)  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a
               ----------------------
Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its

Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (d)  Definitive Securities.  Except as provided in Section 2.3 or 2.4,
               ----------------------
owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

          2.2  Authentication.  The Trustee shall authenticate and make
               ---------------
available for delivery upon a written order of the Company signed by two Officers (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $200,000,000, (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount and
(3) the Exchange Securities for issue only in an Exchange Offer pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities that may be outstanding at any time is unlimited.

          2.3  Transfer and Exchange.  (a)  Transfer and Exchange of Definitive
               ----------------------
Securities. When Definitive Securities are presented to the Registrar with a request:

          (i)  to register the transfer of such Definitive Securities; or

          (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however,
                                                          --------  -------
that the Definitive Securities surrendered for transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

          (b)  Restrictions on Transfer of a Definitive Security for a
               -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
-----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities.  (i)  The transfer
               -------------------------------------------
and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the

Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d)  Restrictions on Transfer of Regulation S Global Security.  (i)
               ---------------------------------------------------------
Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e)  Legend.
               -------

          (i)  Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR

     (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Original or Additional Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Original or Additional Securities shall cease to apply and the requirements that any such Original or Additional Securities be issued in global form shall continue to apply.

          (iv) Upon the consummation of an Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Exchange Offer.

          (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.


          (f)  Cancelation or Adjustment of Global Security.  At such time as
               ---------------------------------------------
all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g)  Obligations with Respect to Transfers and Exchanges of
               ------------------------------------------------------
Securities.
-----------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.10, 4.13 and 9.05 of this Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h)  No Obligation of the Trustee.
               -----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4  Definitive Securities.  (a)  A Global Security deposited with the
               ----------------------
Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and make available for delivery, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d)  In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                      [FORM OF FACE OF INITIAL SECURITY]

                          [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES

          WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________



                   10-1/4% Senior Subordinated Note due 2008



                                                                CUSIP No. ______
                                                                  ISIN No. _____

          ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of
Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto]/1/ on April 15, 2008.

          Interest Payment Dates: April 15 and October 15.

          Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

________________________

/1/ Use the Schedule of Increases and Decreases language if Note is in Global Form.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.



                                       ADVANCE STORES COMPANY, INCORPORATED,



                                       by   ____________________________________
                                            Name:
                                            Title:


                                       by   ____________________________________
                                            Name:
                                            Title:


Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By:_________________________
     Authorized Signatory

______________

*/   If the Security is to be issued in global form, add the Global Securities
Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                  10-1/4% Senior Subordinated Notes due 2008

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1.   Interest.  (a)  Advance Stores Company, Incorporated or its
               ---------
successor (the "Company"), promises to pay interest on the principal amount of this Security at the rate of 10-1/4% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 3 of the Registration Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 15 and October 15, commencing on April 15, 2002, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2001; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Securities, in which case interest shall accrue from October 15, 2001. The Company shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          (b)  Liquidated Damages.  The Holder of this Security is entitled to
               -------------------
the benefits of an Exchange and Registration Rights Agreement, dated as of October 31, 2001, among the Company, Advance Trucking Corporation, LARALEV, INC. and Western Auto Supply Company (the "Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 60 days after the closing date of the Acquisition, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the closing date of the Acquisition (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, within 45 days after publication of the change in law or interpretation), (iii) the Exchange Offer is not consummated on or prior to 180 days after the closing date of the Acquisition, or (iv) the Shelf Registration Statement is filed and declared effective within 150 days after the closing date of the Acquisition (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, within 45 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay liquidated damages to each Holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) each Initial Security until the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security until the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

          2.   Method of Payment.  The Company shall pay interest on the
               ------------------
Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, Liquidated Damages, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, Liquidated Damages, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, Liquidated Damages, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or Liquidated Damages may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

          3.   Paying Agent and Registrar.  Initially, The Bank of New York, the
               ---------------------------
Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act in any such capacity.

          4.   Indenture.  The Company issued the Securities under an Indenture
               ----------
dated as of October 31, 2001 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

          The Securities are senior subordinated unsecured obligations of the Company. This Security is one of the [Original] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

          To guarantee the due and punctual payment of the principal, interest and Liquidated Damages, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Securities on a senior subordinated basis pursuant to the terms of the Indenture.

          5.   Optional Redemption; Special Redemption.  (a)  Optional
               ----------------------------------------
Redemption. Except as set forth in paragraph 5(b) below, the Securities shall not be redeemable at the Company's option prior to April 15, 2003. Thereafter, the Securities shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                            PERCENTAGE
----                                                            -----------
2003..........................................................   105.125%
2004..........................................................   103.417%
2005..........................................................   101.708%
2006 and thereafter...........................................   100.000%

          (b) Special Redemption. Notwithstanding the foregoing, in the event that, (i) in the sole judgment of the Company, the Acquisition will not be consummated by December 31, 2001, then the Company may redeem the Securities, in whole but not in part, at its sole option prior to January 15, 2002, at a redemption price (the "Special Redemption Price") in cash equal to 101% of the issue price of the Securities plus accrued and unpaid interest (including accrued original issue discount) to the Special Redemption Date or (ii) the Acquisition has not be consummated on or prior to December 31, 2001, then the Company will mandatorily redeem all the Securities on January 15, 2002, at the Special Redemption Price. The "Special Redemption Date" means the earlier of
(a) the date that the Company elects to redeem all the Securities if in the sole judgment of the Company, the Acquisition will not be consummated by December 31, 2001, or (b) January 15, 2002, if the Acquisition is not consummated by December 31, 2001 (either redemption, a "Special Redemption").

          6.   Mandatory Redemption.  Except as set forth in paragraphs 5(b) and
               ---------------------
7 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

          7.   Repurchase at Option of Holder.  (a)  Upon the occurrence of a
               -------------------------------
Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

          (b) In connection with any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Securities and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount of Securities and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          (c) Holders of the Securities that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

          8.   Notice of Redemption or Repurchase.  Notice of a redemption or
               -----------------------------------
repurchase shall be mailed at least 30 days but not more than 60 days before the redemption date or the repurchase date (except in the case of a Special Redemption pursuant to paragraph 5(b) above, in which case notice shall be mailed at least 10 days prior to the Special Redemption Date) to each Holder whose Securities are to be redeemed or repurchased at its registered address. Securities in denominations larger than $1,000 may be redeemed or repurchased in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed or repurchased. On and after the redemption date or repurchased date, as the case may be, interest and Liquidated Damages, if any, ceases to accrue on the Securities or portions thereof called for redemption or repurchase, as the case may be, unless the Company defaults in making the redemption payment or repurchase payment, as the case may be.

          9.   Denominations, Transfer, Exchange.  The Securities are in
               ----------------------------------
registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Securities may be registered and the Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10.  Persons Deemed Owners.  Except as provided in paragraph 2 hereof,
               ----------------------
the registered Holder of a Security may be treated as its owner for all purposes.

          11.  Amendment, Supplement and Waiver.  Subject to the following
               ---------------------------------
paragraphs and the provisions of the Indenture, the Indenture, the Securities and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provision of the Indenture, the Securities and the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities). Any amendment to the provisions of Article 10 or 12 shall require the consent of the Holders of at least 75% in aggregate principal amount of Securities then outstanding if such amendment would adversely affect the rights of the Holders of Securities.

          Without the consent of any Holder of Securities, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Securities or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Securities in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Subsidiary to guarantee the Securities or to provide for the issuance of the Exchange Securities or Additional Securities.

          12.  Defaults and Remedies.  Events of Default include: (i) default
               ----------------------
for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Securities (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or at least 25% in aggregate principal amount of the Securities then outstanding to comply with the provisions described in Sections 4.07, 4.09, 4.10, 4.13 or 4.19 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with its other agreements in the Indenture or the Securities; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more in the case of clause (a) or (b);
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Securities will become due and payable without further action or notice. Upon any acceleration of maturity of the Securities, all principal of and accrued interest and Liquidated Damages, if any, on the Securities shall be due and payable immediately. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Securities shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

          13. Subordination.  The Securities and Subsidiary Guarantees are
              --------------
subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company and each Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

          14.  Trustee Dealings with Company.  The Trustee, in its individual or
               ------------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates, as if it were not the Trustee.

          15.  No Recourse Against Others.  No director, officer, employee,
               ---------------------------
incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of

Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          16.  Authentication.  This Security shall not be valid until
               ---------------
authenticated by the manual signature of the Trustee or an authenticating agent.

          17.  Abbreviations.  Customary abbreviations may be used in the name
               --------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18.  CUSIP and ISIN Numbers.  The Company has caused CUSIP and ISIN
               -----------------------
numbers to be printed on the Securities and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Agreement. Requests may be made to:

          Advance Stores Company, Incorporated
          5673 Airport Road
          Roanoke, Virginia 24012
          Telecopier: (540) 561-1448
          Attention: Chief Financial Officer

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



________________________________________________________________________________



Date: __________________________ Your Signature: _______________________________



________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                       OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:



CHECK ONE BOX BELOW



     (1)  [_]  to the Company; or

     (2) [_] to the Registrar for registration in the name of the Holder, without transfer; or

     (3) [_] pursuant to an effective registration statement under the Securities Act of 1933; or

     (4) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (5) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

     (6) [_] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (7) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box
                                               --------  -------
     (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



                                                 _______________________________
                                                          Your Signature


Signature Guarantee:


Date: ____________________________          _______________________________
Signature must be guaranteed                     Signature of Signature
by a participant in a                                   Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee
________________________________________________________________________________


             TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: _______________________              ____________________________________
                                                  NOTICE:  To be executed by
                                                           an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:

Date of Exchange   Amount of Decrease in    Amount of increase in    Principal amount of      Signature of authorized
                   Principal Amount of      Principal Amount of      this Global Security     signatory of Trustee or
                   this Global Security     this Global Security     following such           Securities Custodian
                                                                     decrease or increase

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.13 (Change of Control) of the Indenture, check the box:

                     Asset Sale [_] Change of Control [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date: ___________________________ Your Signature: ____________________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:____________________________________________________________
                      Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT B

                      [FORM OF FACE OF EXCHANGE SECURITY]

                          [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                  $__________

                   10-1/4% Senior Subordinated Note due 2008

                                                                CUSIP No. ______
                                                                  ISIN No. _____

          ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of
Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto]/2/ on April 15, 2008.

          Interest Payment Dates: April 15 and October 15.

          Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

________________________

/2/ Use the Schedule of Increases and Decreases language if Note is in Global Form.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.



                                            ADVANCE STORES COMPANY,
                                            INCORPORATED,

                                            by _________________________________
                                               Name:
                                               Title:

                                            by _________________________________
                                               Name:
                                               Title:

Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

THE BANK OF NEW YORK,
     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

     by
       ___________________________
           Authorized Signatory

______________

*/   If the Security is to be issued in global form, add the Global Securities
Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]
                   10-1/4% Senior Subordinated Note due 2008

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1.   Interest.  Advance Stores Company, Incorporated or its successor
               ---------
(the "Company"), promises to pay interest on the principal amount of this Security at the rate of 10-1/4% per annum. The Company will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 15 and October 15, commencing on April 15, 2002, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2001, provided that if there is no existing Default or Event of Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Securities, in which case interest shall accrue from October 15, 2001. The Company shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2.   Method of Payment.  The Company shall pay interest on the
               ------------------
Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

          3.   Paying Agent and Registrar.  Initially, The Bank of New York, the
               ---------------------------
Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act in any such capacity.

          4.   Indenture.  The Company issued the Securities under an Indenture
               ----------
dated as of October 31, 2001 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

          The Securities are senior subordinated unsecured obligations of the Company. This Security is one of the [Exchange] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

          To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Securities on a senior subordinated basis pursuant to the terms of the Indenture.

          5.   Optional Redemption.  The Securities shall not be redeemable at
               --------------------
the Company's option prior to April 15, 2003. Thereafter, the Securities shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                            PERCENTAGE
----                                                            -----------
   2003.......................................................   105.125%
   2004.......................................................   103.417%
   2005.......................................................   101.708%
   2006 and thereafter........................................   100.000%

          6.   Mandatory Redemption.  Except as set forth in paragraph 7 hereof,
               ---------------------
the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

          7.   Repurchase at Option of Holder.  (a)  Upon the occurrence of a
               -------------------------------
Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

          (b) In connection with any Asset Sale, when the aggregate amount of excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Securities and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount of Securities and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          (c) Holders of the Securities that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

          8.   Notice of Redemption or Repurchase.  Notice of a or repurchase
               -----------------------------------
shall be mailed at least 30 days but not more than 60 days before the redemption date or the repurchase date to each Holder whose Securities are to be redeemed or repurchased at its registered address. Securities in denominations larger than $1,000 may be redeemed or repurchased in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed or repurchased. On and after the redemption date or repurchase date, as the case may be, interest ceases to accrue on the Securities or portions thereof called for redemption or repurchase, as the case may be, unless the Company defaults in making the redemption payment or repurchase payment, as the case may be.

          9.   Denominations, Transfer, Exchange.  The Securities are in
               ----------------------------------
registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Securities may be registered and the Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10.  Persons Deemed Owners.  Except as provided in paragraph 2 hereof,
               ----------------------
the registered Holder of a Security may be treated as its owner for all purposes.

          11.  Amendment, Supplement and Waiver.  Subject to the following
               ---------------------------------
paragraphs and to the provisions of the Indenture, the Indenture, the Securities and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provision of the Indenture, the Securities and the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection a purchase of, or with a tender offer or exchange offer for, Securities). Any amendment to the provisions of Article 10 or 12 shall require the consent of the Holders of at least 75% in aggregate principal amount of Securities then outstanding if such amendment would adversely affect the rights of the Holders of Securities.

          Without the consent of any Holder of Securities, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Securities or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Securities in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Subsidiary to guarantee the Securities or to provide for the issuance of the Exchange Securities or Additional Securities.

          12.  Defaults and Remedies.  Events of Default include: (i) default
               ----------------------
for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Securities (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or at least 25% in aggregate principal amount of the Securities then outstanding to comply with the provisions described in Sections 4.07, 4.09, 4.10, 4.13 or 4.19 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with its other agreements in the Indenture or the Securities; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more in the case of clause (a) or
(b); (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Securities will become due and payable without further action or notice. Upon any acceleration of maturity of the Securities, all principal of and accrued interest and Liquidated Damages, if any, on the Securities shall be due and payable immediately. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Securities shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

          13.  Subordination.  The Securities and Subsidiary Guarantees are
               --------------
subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company and each Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

          14.  Trustee Dealings with Company.  The Trustee, in its individual or
               ------------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates, as if it were not the Trustee.

          15.  No Recourse Against Others.  No director, officer, employee,
               ---------------------------
incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          16.  Authentication.  This Security shall not be valid until
               ---------------
authenticated by the manual signature of the Trustee or an authenticating agent.

          17.  Abbreviations.  Customary abbreviations may be used in the name
               --------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18.  CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated
               -----------------------
by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Agreement. Requests may be made to:

          Advance Stores Company, Incorporated
          5673 Airport Road
          Roanoke, Virginia 24012
          Telecopier: (540) 561-1448
          Attention: Chief Financial Officer

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: __________________________ Your Signature: _______________________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:

Date of Exchange   Amount of Decrease in    Amount of increase in    Principal amount of      Signature of
                   Principal Amount of      Principal Amount of      this Global Security     authorized signatory
                   this Global Security     this Global Security     following such           of Trustee or
                                                                     decrease or increase     Securities Custodian

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.13 (Change of Control) of the Indenture, check the box:

                     Asset Sale [_] Change of Control [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date: ____________________________ Your Signature: _____________________________
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:____________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT C

                        FORM OF SUPPLEMENTAL INDENTURE

     Supplemental Indenture (this "Supplemental Indenture"), dated as of
       , between Guarantor (the "New Guarantor"), a subsidiary of Advance Stores Company, Incorporated (the "Company"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 31, 2001, providing for the issuance of an aggregate principal amount of $200,000,000 of 10-1/4% Senior Subordinated Notes due 2008 (the "Securities");

     WHEREAS, Section 11.05 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.03 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

     4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



Dated: _____________________                [Name of New Guarantor],

                                            By: ________________________________
                                                Name:
                                                Title:


Dated: _____________________                The Bank of New York, as Trustee,

                                            By: ________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT D

                                    Form of
                      Transferee Letter of Representation


Advance Stores Company, Incorporated
5673 Airport Road
Ruanoke, Virginia 24012
In care of
The Bank of New York
c/o United States Trust Company of New York
114 West 47th Street
New York, New York 10036


Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $[     ] principal
amount of the 10-1/4% Senior Subordinated Notes due 2008 (the "Securities") of Advance Stores Company, Incorporated (the "Company").

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.



                                            TRANSFEREE:________________________,

                                            by:_________________________________